Exhibit 10.17

WAIVER AND THIRD AMENDMENT TO FINANCING AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO FINANCING AGREEMENT (this “Amendment”) is entered into as of January 25, 2008, by and among BODY SHOP OF AMERICA, INC., a Florida corporation (“Body Shop”), CATALOGUE VENTURES, INC., a Florida corporation (“CV,” CV, together with Body Shop and each other Person who becomes a borrower under the Financing Agreement, the “Borrowers”), BODY CENTRAL ACQUISITION CORP., a Delaware corporation (“Parent”), RINZI AIR, L.L.C., a Florida limited liability company (“Rinzi,” Rinzi, together with Parent and each other Person who becomes a guarantor under the Financing Agreement, the “Guarantors,” such Guarantors, together with the Borrowers, the “Loan Parties”), DYMAS FUNDING COMPANY, LLC, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, and the financial institutions from time to time party thereto as Lenders.

W I T N E S S E T H:

WHEREAS, Loan Parties, Administrative Agent and Lenders have entered into that certain Financing Agreement dated as of October 1, 2006 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Financing Agreement”);

WHEREAS, the Designated Defaults (as such term is defined herein below) have occurred and are continuing under the Financing Agreement;

WHEREAS, Loan Parties have requested that Administrative Agent and Lenders (i) waive the Designated Defaults and the right to impose any default rate of interest on the Obligations as a result thereof, and (ii) amend the Financing Agreement; and

WHEREAS, Administrative Agent and Lenders have agreed to (i) waive the Designated Defaults and the right to impose any default rate of interest on the Obligations as a result thereof, and (ii) amend the Financing Agreement, in each case on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Financing Agreement, as amended hereby.

2.                                       Waiver of Designated Defaults; Waiver of Right to Request Default Interest.  Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 below, and in reliance upon the representations and warranties of each Loan Party set forth herein and in each of the Loan Documents, Administrative Agent and Lenders hereby waive (a) each of the Defaults and Events of Default set forth in Exhibit A hereto (each a “Designated Default” and, collectively, the “Designated Defaults”); and (b) the right to request that interest accrue at the Default Rate pursuant to Section 2.04(c) of the Financing Agreement on any

Obligations as a result of the occurrence and continuance of the Designated Defaults for any period prior to the Effective Date.

3.                                       Amendments to Financing Agreement.  Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 below, and in reliance upon the representations and warranties of each Loan Party set forth herein and in each of the Loan Documents, the Financing Agreement is hereby amended as follows:

3.1.                              Section 1.01 of the Financing Agreement is hereby amended by inserting the following defined terms therein in the appropriate alphabetical order:

“Cash Flow Forecast” means the Initial Cash Flow Forecast, as updated from time to time pursuant to Section 7.01(a)(iv)(D).

“Individual Investors” means Jerrold Rosenbaum, Beth Angelo, Curtis Hill and Laurie E. Bauguss, in each case an individual.

“Initial Cash Flow Forecast” means the Cash Flow Forecast prepared by the Borrowers and reviewed by Richter Consulting and attached hereto as Exhibit I.

“Investor Demand Notes” means (i) that certain Demand Promissory Note dated January 23, 2008, in the original principal amount of $333,333.33, issued by Loan Parties in favor of MG Global Asset Management Holdings Corp., (ii) that certain Demand Promissory Note dated January 23, 2008, in the original principal amount of $333,333.34, issued by Loan Parties in favor of Sponsor, and (iii) that certain Demand Promissory Note dated January 23, 2008, in the original principal amount of $333,333.33, issued by Loan Parties in favor of Katmandu Investment Company, LLC.

“Investor Guarantors” means Sponsor, Co-Sponsor and/or its Affiliates and the Individual Investors.

“Investor Guaranty” means that certain Guaranty dated as of the Third Amendment Effective Date executed by each of the Investor Guarantors in favor of Administrative Agent for the benefit of the Revolving Loan Lenders.

“Investor Letter of Credit” has the meaning ascribed to the term “Letters of Credit” in the Investor Guaranty.

“Third Amendment” means that certain Waiver and Third Amendment to this Financing Agreement dated as of January 25, 2008, among Administrative Agent, Lenders, Borrowers, Parent and Rinzi Air, L.L.C., a Florida limited liability company.

“Third Amendment Effective Date” means January 25, 2008.

3.2.                              Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Applicable Margin” set forth therein in its entirety and substituting the following language therefor:

“Applicable Margin” means, for any day, the rate per annum set forth below, it being understood and agreed that the Applicable Margin for (i) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Revolving Loans”, (ii) Revolving Loans that are LIBOR Loans shall be the percentage set forth under column “LIBOR Margin for Revolving Loans and Letter of Credit Fee”, (iii) portions of Term Loan A that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Term Loan A”, (iv) portions of Term Loan A that are LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin for Term Loan A”, (v) portions of Term Loan B that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Term Loan B”, (vi) portions of Term Loan B that are LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin for Term Loan B”, and (vii) the Letter of Credit Fee shall be the percentage set forth under the column “LIBOR Margin for Revolving Loans and Letter of Credit Fee”:

Base Rate Margin for Revolving Loans	LIBOR Margin for Revolving Loans and Letter of Credit Fee	Base Rate Margin for Term Loan A	LIBOR Margin for Term Loan A
3.25%	4.75%	3.25%	4.75%

Base Rate Margin for Term Loan B	LIBOR Margin for Term Loan B
3.75%	5.25%

3.3.                              Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Borrowing Base” set forth therein in its entirety and substituting the following language therefor:

“Borrowing Base” means (i) at any time during the period commencing on the Third Amendment Effective Date through and including the last day of the fiscal year of Borrowers ending on or about December 31, 2009, an amount equal to $11,000,000, and (ii) at any time thereafter, 70% of Eligible Inventory (as defined in the Borrowing Base Certificate) at such time.

3.4.                              Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Guarantor” set forth therein in its entirety and substituting the following language therefor:

“Guarantor” means each Person (other than any of the Investor Guarantors) which guarantees, pursuant to Section 7.01(j) or otherwise, all or any part of the Obligations, including, without limitation, upon consummation of the Body Shop Acquisition and effectiveness of the Closing Date Joinder Agreement, the Parent..

3.5.                              Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Loan Documents” set forth therein in its entirety and substituting the following language therefor:

“Loan Document” means this Agreement, any Guaranty, the Investor Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Letter of Credit Application, the Fee Letter, any UCC Filing Authorization Letter, any deposit account control agreement and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing, pertaining to or securing any Loan, any Letter of Credit Obligation or any other Obligation.

3.6.                              Section 1.01 of the Financing Agreement is hereby amended by deleting the definition of the term “Material Adverse Effect” set forth therein in its entirety and substituting the following language therefor:

“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of the Loan Parties taken as a whole, (ii) the ability of the Loan Party to perform in any material respect any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of Administrative Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders on any of the Collateral. Notwithstanding the foregoing, and for the avoidance of doubt, the parties hereto hereby acknowledge and agree that the change of terms of, or termination of, any trade support (including, without limitation, any factoring arrangements), and the results of such actions, shall not constitute a Material Adverse Effect.

3.7.                              Section 2.06(a) of the Financing Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

(a)                                  Fees.  The Borrowers shall pay (i) to Administrative Agent the fees specified in the Fee Letter, in the amounts and at the times specified therein; and (ii) to Administrative Agent for the account of each Lender (other than a Lender for so long as it is a Defaulting Lender), a fee (with respect to each Lender, such Lender’s “Third Amendment Fee”) in an amount equal to 0.5% of the sum of (i) such Lender’s Revolving Loan Commitment, plus (ii) the aggregate outstanding principal balance of such Lender’s Term Loans, in each case determined as of the Third Amendment Effective Date. Each

Lender’s Third Amendment Fee shall be non-refundable for any reason and fully earned as of the Third Amendment Effective Date and payable as follows: (x) fifty percent (50%) of such fee shall be payable on the Third Amendment Effective Date, and (y) fifty percent (50%) of such fee shall be payable on September 30, 2008.

3.8.                              Section 6.01(g)(i) of the Financing Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following language therefor:

Since the last day of the fiscal year of Parent and its Subsidiaries ended on or about December 31, 2007, no event or development has occurred that has had or could have, either individually or in the aggregate, a Material Adverse Effect.

3.9.                              Section 6.01(s) of the Financing Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

(s)                                  The proceeds of the Loans shall be used to (a) refinance the existing indebtedness under the Existing Credit Facility, (b) finance in part the Body Shop Acquisition, (c) pay fees and expenses incurred in connection with the Related Transactions, (d) in the case of proceeds of Revolving Loans funded on the Third Amendment Effective Date, repay then outstanding principal and accrued and unpaid interest under the Investor Demand Notes, and (e) fund working capital and other general corporate purposes of the Borrowers and their respective Subsidiaries, including Permitted Acquisitions.

3.10.                        Section 7.01(a)(xiv) of the Financing Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

(xiv) (A) for the week ending January 26, 2008, and each week ending thereafter, no later than Tuesday of the immediately following week, a detailed summary of Body Shop’s total and same store sales for such week, each such summary to be in form reasonably satisfactory to Administrative Agent; (B) for the week ending January 26, 2008, and each week ending thereafter, no later than Tuesday of the immediately following week, a summary of Borrowers’ cash receipts and cash expenditures during such week, and the balance of all of Borrowers’ cash as of the last day of such week, together with a comparison of such cash receipts and expenditures to those set forth in the most recent Cash Flow Forecast with respect to such week delivered pursuant to clause (D) below, each such summary and comparison to be in form reasonably satisfactory to Administrative Agent and, in the case of each such summary delivered with respect to any week ending on or prior to May 2, 2008, reviewed by Richter Consulting; (C) for the fiscal month ending on or about January 31, 2008, and each fiscal month ending thereafter, as soon as possible, and in any event within ten (10) Business Days after the end of each such fiscal month, a detailed summary of Borrowers’ preliminary aggregate gross profit margins as presented by the merchandising system and estimated gross month-end inventory values, each such summary to be in form reasonably satisfactory to Administrative Agent; and (D) for the week ending February 2, 2008 (and the immediately succeeding twelve week period), and for every other week ending thereafter (and for the immediately succeeding twelve week period), no later than

Wednesday of the immediately following week, an updated Cash Flow Forecast for such thirteen week period prepared on a week to week basis, each such updated Cash Flow Forecast to be in form reasonably satisfactory to Administrative Agent and, in the case of each such Cash Flow Forecast delivered for any thirteen week period commencing with any week ending on or prior to May 3, 2008, reviewed by Richter Consulting.

3.11.                        Section 7.02(f)(iv) of the Financing Agreement is hereby amended by inserting the following language therein immediately before the first word appearing at the beginning of such Section:

at any time following delivery of the financial statements and related Compliance Certificate to Administrative Agent and Lenders with respect to the fiscal quarter of Parent and its Subsidiaries ending on or about March 31, 2010,

3.12.                        Section 7.02(f)(vii) of the Financing Agreement is hereby amended by inserting the following language therein immediately before the first word appearing at the beginning of such Section:

at any time following delivery of the financial statements and related Compliance Certificate to Administrative Agent and Lenders with respect to the fiscal quarter of Parent and its Subsidiaries ending on or about March 31, 2010,

3.13.                        Section 7.02(h) of the Financing Agreement is hereby amended by deleting clause (ii) thereof in its entirety and substituting the following language therefor:

(ii) (x) transactions with another Loan Party or Affiliate permitted pursuant to another provision of this Agreement, (y) the repayment of the then outstanding principal and accrued and unpaid interest under the Investor Demand Notes on the Third Amendment Effective Date, and (z) payments to each of the Investor Guarantors to reimburse such Investor Guarantor for reasonable out-of-pocket fees and expenses incurred by such Investor Guarantor in connection with such Investor Guarantor’s Investor Letter of Credit, provided, that the aggregate amount of all of such payments made in respect of this subparagraph (z) does not exceed $100,000 in any Fiscal Year.

3.14.                        Section 7.03 of the Financing Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

Section 7.03  Financial Covenants.  So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)                                  Senior Leverage Ratio.  Permit the Senior Leverage Ratio as of the end of any period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries ending on or about any date set forth below forth to be greater than the applicable ratio set forth below:

Fiscal Quarter End	Senior Leverage Ratio

March 31, 2009	4.45
June 30, 2009	3.78
September 30, 2009	3.51
December 31, 2009	3.21
March 31, 2010 and each fiscal quarter thereafter	1.75

(b)                                 Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio for any period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries ending on or about any date set forth below to be less than the applicable ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio

March 31, 2009	0.80
June 30, 2009	0.80
September 30, 2009	0.80
December 31, 2009	0.80
March 31, 2010 and each fiscal quarter thereafter	1.10

(c)                                  Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Parent and its Subsidiaries during any Fiscal Year ending on or about any date set forth below to exceed the amount set forth below for such Fiscal Year:

Fiscal Year End	Maximum

December 31, 2008	$2,900,000
December 31, 2009	$3,350,000
December 31, 2010 and for each Fiscal Year thereafter	$5,000,000

(d)                                 Minimum Consolidated EBITDA.  Permit Consolidated EBITDA for the period commencing on March 1, 2008 and ending as of the last day of the fiscal month of Parent and its Subsidiaries ending on or about each date set forth below to be less than the applicable amount set forth below:

Fiscal Month End	Minimum Consolidated

May 31, 2008	$3,928,000

Fiscal Month End	Minimum Consolidated

June 30, 2008	$4,600,000
July 31, 2008	$4,857,000
August 31, 2008	$6,297,000
September 30, 2008	$6,304,000
October 31, 2008	$5,957,000
November 30, 2008	$5,870,000
December 31, 2008	$8,813,000

3.15.                        Section 8.01 of the Financing Agreement is hereby amended by (i) re-designating existing clauses (t) and (u) thereof as clauses “(v)” and “(w),” respectively, and (ii) inserting the following language therein, immediately following existing clause (s) thereof:

(t)                                    any Investor Guarantor shall fail to perform or comply with any term, covenant or agreement contained in the Investor Guaranty to be performed or observed by such Investor Guarantor;

(u)                                 except pursuant to the express terms thereof, any agreement or obligation of any Investor Guarantor contained in or evidenced by the Investor Guaranty shall cease to be enforceable against such Investor Guarantor in accordance with its terms, or any Investor Guarantor shall deny or disaffirm its obligations under the Investor Guaranty, or the Investor Guaranty shall be cancelled, terminated, revoked or rescinded, or any action or proceeding shall have been commenced by any Investor Guarantor seeking to deny, disaffirm, contest, cancel, terminate, revoke or rescind the obligations of such Investor Guarantor under the Investor Guaranty, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any Investor Guarantor under the Investor Guaranty are illegal, invalid or unenforceable.

3.16.                        Exhibit C (Form of Compliance Certificate) to the Financing Agreement is hereby deleted in its entirety and the Compliance Certificate attached hereto as Exhibit B is hereby substituted therefor.

3.17.                        The Financing Agreement is hereby amended by adding as new Exhibit I thereto the cash flow forecast attached hereto as Exhibit C.

4.                                       Conditions. The effectiveness of this Amendment is subject to the following conditions precedent, with the date on which such conditions have been satisfied being January 25, 2008 (the “Effective Date”):

a.                                       receipt by Administrative Agent of a copy of this Amendment duly executed and delivered by each Loan Party, Administrative Agent and the Required Lenders;

b.                                      receipt by Administrative Agent of (i) a copy of the Investor Guaranty duly executed and delivered by each of the Investor Guarantors, and (ii) the original of each Investor Letter of Credit;

c.                                       substantially contemporaneous receipt by Administrative Agent in immediately available Dollars of (i) that portion of the Third Amendment Fee due and payable on the Third Amendment Effective Date and (ii) an amount equal to $1,053,093.33, being repayment in full of all due and payable but unpaid interest on the Loans as of the Effective Date;

d.                                      the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

e.                                       no Default or Event of Default other than the Designated Defaults has occurred that is continuing.

5.                                       Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender as follows:

a.                                       after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that any such representation or warranty (A) expressly refers to an earlier date, in which case such representation or warranty remains true and correct as of such earlier date, (B) is not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by the Financing Agreement or the other Loan Documents and which do not, in and of themselves, constitute a Default or Event of Default or (C) is not true and correct as a result of disclosures made in writing to, and approved by, the Administrative Agent and Lenders in connection with a Permitted Acquisition);

b.                                      the execution, delivery and performance by such Loan Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organization Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organization Documents of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

c.                                       this Amendment constitutes the valid and binding obligation of the Loan Parties, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws; and

d.                                      no Default or Event of Default exists.

6.                                       No Waiver. Except as otherwise specifically set forth herein with respect to the Designated Defaults, nothing contained herein is intended or should be deemed or construed to constitute a waiver of any Default or Event of Default which has occurred or exists under the Financing Agreement, or hereafter may occur under the Financing Agreement, as amended hereby, or to establish a custom or course of conduct or dealing among any Borrower, any Guarantor, Administrative Agent, the Lenders or any of them. Except as specifically set forth herein, Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Financing Agreement, as amended hereby, the other Loan Documents and applicable law. Except as otherwise specifically set forth herein, nothing contained herein is intended or should be deemed or construed to constitute a waiver of compliance with any other term or condition contained in the Financing Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as amended hereby, the Financing Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Financing Agreement shall be deemed to be references to the Financing Agreement as amended hereby.

7.                                       Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.                                       Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

9.                                       Costs and Expenses. Notwithstanding the provisions of Section 11.03 of the Financing Agreement, the Borrowers will pay on demand all reasonable fees and expenses of counsel for each Lender incurred in connection with the negotiation, execution and delivery of the Third Amendment and the Investor Guaranty.

10.                                 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY RATIFIES AND AFFIRMS THE CONSENT TO THE JURISDICTION CONTAINED IN SECTION 11.09 OF THE FINANCING AGREEMENT WITH RESPECT TO ALL ACTIONS ARISING OUT OF THIS AMENDMENT.

11.                                 WAIVER OF JURY TRIAL.  EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY OTHER AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING

OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.

12.                                 Counterparts; Integration. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier, email or similar electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier, email or similar electronic transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

13.                                 Reaffirmation. Each Loan Party, in its respective capacities under each of the Loan Documents to which it is a party (including the capacities of obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor, as applicable, and each other similar capacity, if any, in which such Loan Party has granted Liens on all or any part of the properties or assets of such Loan Party, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby (a) agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Loan Party under the Financing Agreement or any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations provided for thereunder, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects; (b) to the extent such Loan Party has granted Liens on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations

14.                                 Release. Each Loan Party acknowledges that (a) as of the Effective Date, such Loan Party has no defenses, claims or set-offs to the enforcement of any liabilities, obligations and agreements owing to Administrative Agent or any Lender, and (b) Administrative Agent and each Lender have fully performed all such Person’s respective obligations to such Loan Party that the Administrative Agent or such Lender, as the case may be, may have had or may have on or prior to the Effective Date. Each Loan Party hereby irrevocably releases and forever discharges Administrative Agent and each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions or causes of action whatsoever that such Loan Party may now have or claim to have currently against any Released Person on account of or in any way touching, concerning, arising out of or founded upon this Amendment, the Financing Agreement or any other Loan Document, whether presently known or unknown and of every nature and extent whatsoever, but only to the extent relating to matters arising on or prior to the Effective Date.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

BODY SHOP OF AMERICA, INC., a Florida corporation

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	President and Chief Executive Officer

CATALOGUE VENTURES, INC., a Florida corporation

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	Chief Executive Officer

GUARANTORS:

BODY CENTRAL ACQUISITION CORP., a Delaware corporation

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	President and Chief Executive Officer

RINZI AIR, L.L.C., a Florida limited liability company

By:	/s/ Curtis V. Hill
Name:	Curtis V. Hill
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:

DYMAS FUNDING COMPANY, LLC, as Administrative Agent

By:	Dymas Capital Management Company, LLC, its Manager

	By:	/s/ Albert M. Ricchio
	Name:	Albert M. Ricchio
	Title:	Managing Director

LENDERS:

CHURCHILL FINANCIAL CAYMAN LTD., as a Lender

By:	Churchill Financial LLC, as Collateral Manager

	By:	/s/ Christopher Cox
	Name:	Christopher Cox
	Title:	Managing Director

NEWSTAR SHORT-TERM FUNDING LLC, as a Lender

By:	NewStar Financial, Inc., its Designated Manager

	By:	/s/ P. Emery Covington
	Name:	NewStar Financial
	Title:	Managing Director

NEWSTAR LLC 2005-1, as a Lender

By:	NewStar Financial, Inc., its Sole Member

	By:	/s/ P. Emery Covington
	Name:	NewStar Financial
	Title:	Managing Director

A3 FUNDING LP, as a Lender

By:	A3 Fund Management LLC, its General Partner

	By:	/s/ Alexander J, Ornstein
	Name:	Alexander J. Ornstein
	Title:	Vice President

A4 FUNDING LP, as a Lender

By:	A4 Fund Management, Inc., its General Partner

	By:	/s/ Alexander J, Ornstein
	Name:	Alexander J. Ornstein
	Title:	Vice President

ABLECO FINANCE LLC, as a Lender

By:	/s/ Alexander J, Ornstein
Name:	Alexander J. Ornstein
Title:	Senior Vice President

NATIONAL CITY BANK, as a Lender

By:	/s/ Jennifer Obers
Name:	Jennifer Obers
Title:	Portfolio Manager

CAPITALSOURCE FINANCE LLC, as a Lender

By:
Name:
Title: